Exhibit 10.61
National Consumer Cooperative Bank

Fourth Amendment
Dated as of December 31, 2007
to
NOTE PURCHASE AND UNCOMMITTED MASTER SHELF AGREEMENT
Dated as of December 28, 2001

Fourth Amendment
     This Fourth Amendment dated as of December 31, 2007 (the or this “Fourth Amendment”) to the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 is between National Consumer Cooperative Bank (d/b/a/ NCB), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. §§3001-3051 (the “Company”), and each of the institutions which is a signatory to this Fourth Amendment (collectively, the “Noteholders”).
Recitals:
     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001, as amended by a First Amendment, dated as of December 9, 2003, a Second Amendment, dated as of December 28, 2004 and a Third Amendment, dated as of December 28, 2006 (as so amended and in effect on the date hereof, the “Note Agreement”).
     B. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.
     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1. Amendments.
     Section 1.1 Section 5G of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
     “Section 5G. Incorporation of Affirmative and Negative Covenants.
     (i) During all such times as the Bank Loan Agreement or the MetLife Agreement shall remain in force, (i) the Company and the Restricted Subsidiaries shall comply and remain at all times in compliance with the provisions of Article 6 and Article 7 of the Bank Loan Agreement and with Sections 9 and 10 of the MetLife Agreement and with any Financial Covenant set forth in any other provision of such agreements and (ii) all of the provisions of Article 6 and Article 7 of the Bank Loan Agreement and Sections 9 and 10 of the MetLife Agreement and any other Financial Covenants set forth therein, together with all relevant definitions pertaining thereto, shall hereby be incorporated herein by reference, mutatis mutandis. The Company shall give all holders of Notes written notice of any amendment, modification or waiver of Article 6, Article 7 or any Financial Covenant of the Bank Loan Agreement or of Section 9, Section 10 or any Financial Covenant of the MetLife Agreement, attaching an executed copy of the amendment, modification or waiver to such written notice, within five (5) Business Days of such amendment, modification or waiver.

     (ii) No Financial Covenant incorporated herein by virtue of paragraph 5G(i) hereof shall supersede, replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated Financial Covenant.”
     Section 1.2 The definition of “Consolidated Adjusted Net Income” shall be and is hereby amended by deleting the word “and” at the end of Subparagraph (j) thereof, replacing the period with a semicolon at the end of Subparagraph (k) thereof and adding the following after Subparagraph (k):
“(l) solely for the fiscal quarter of the Company ended June 30, 2007: losses, charges and expenses incurred pursuant to relocation programs in the aggregate amount of $1,288,000;
(m) solely for the fiscal quarter of the Company ended September 30, 2007: net losses, charges and expenses incurred on loan sales in the amount of $5,328,000; losses, charges and expenses incurred due to the application of Financial Accounting Standards Board Statement 133 in the amount of $1,077,000; losses, charges and expenses incurred due to the adjustment of loan values to reflect the lower of cost or Fair Market Value in the amount of $2,251,000; losses, charges and expenses incurred pursuant to separation programs in the aggregate amount of $840,000; and transaction costs and expenses incurred in connection with amending the Bank Loan Agreement in the aggregate amount of $220,000; and
(n) solely for the fiscal quarter of the Company ending December 31, 2007: net losses, charges and expenses incurred on loan sales; losses, charges and expenses incurred due to the application of Financial Accounting Standards Board Statement 133; losses, charges and expenses incurred due to the adjustment of loan values to reflect the lower of cost or Fair Market Value; losses, charges and expenses incurred pursuant to relocation, separation and early retirement programs; and transaction costs and expenses incurred by the Company in connection with amendments to the Bank Loan Agreement, this Agreement and to the Note Purchase Agreement dated January 8, 2003 with Metropolitan Life Insurance Company and other signatories thereto (the “MetLife Agreement”) (or the prepayments of the notes issued thereunder together with the termination of the associated interest rate swap agreement with Union Bank of California); provided, however, that the adjustments permitted to be made under this clause (n) for such fiscal quarter shall not exceed $7,500,000 in the aggregate.”

     Section 1.3. Paragraph 6H of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
“The Company shall not permit the Consolidated Earnings Available for Fixed Charges for any period of four (4) consecutive fiscal quarters of the Company to be less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period; provided, however, that, for each of such periods ending December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, such minimum percentage shall be reduced to one hundred percent (100%).”
     Section 1.4. The last four lines of the definition of Restricted Investments shall be and are hereby amended in their entirety to read as follows:
“provided, that the term Restricted Investments shall for all purposes include all Investments described in the foregoing clauses (d) and (g) through (k), inclusive, to the extent that they mature more than one (1) year from the date of acquisition thereof by the Company or a Restricted Subsidiary.”
     Section 1.5. The definition of Restricted Investments shall be and is hereby further amended by deleting the word “and” the end of Subparagraph (o) and by inserting the following before the colon at the end of Subparagraph (p):
          “and;
     (q) Investments in interest only receivables, other retained interests, and other securities specifically related to the Company’s or any Subsidiary’s loan sales or Asset Securitizations”
     Section 1.6 Paragraph 8O shall be and is hereby amended by replacing the second sentence appearing therein with the following: “There is no Subordinated Debt outstanding other than the Class A Notes and the Trust Preferred Debentures as listed on Schedule 8O.” Schedule 8O to the Note Agreement shall be and is hereby amended and replaced in its entirety with the schedule attached hereto as Schedule 8O.
     Section 1.7 The definition of the “Bank Loan Agreement” shall be and is hereby amended in its entirety to read as follows:
     “Bank Loan Agreement” means the Credit Agreement dated as of May 1, 2006 by and among the Company, the banks signatory thereto, and SunTrust Bank as Administrative Agent, as amended and restated or replaced from time to time.
Section 2. Representations and Warranties of the Company.
     Section 2.1. To induce the Noteholders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), the Company represents and warrants to the Noteholders that:

     (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company has the corporate power and authority to execute and deliver this Fourth Amendment and to perform the provisions hereof and the provisions of the Note Agreement, as amended by this Fourth Amendment;
     (b) this Fourth Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (c) the Note Agreement, as amended by this Fourth Amendment, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (d) the execution, delivery and performance by the Company of this Fourth Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary;
     (e) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Fourth Amendment or performance by the Company of the Note Agreement, as amended by this Fourth Amendment;
     (f) immediately after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing; and
     (g) all the representations and warranties contained in Section 8 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof; provided that Schedule 8O to the Note Agreement is amended by substituting the attached Schedule 8O.

     (h) The Company has not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof in connection with the Bank Loan Agreement and the MetLife Agreement, other than the payment of legal fees of counsel to the lenders and agents under the respective amendment and the payment of 25 basis points to each MetLife Noteholder and, with respect to the Bank Loan Agreement, 10 basis points to each consenting lender, and an arrangement fee to SunTrust.
Section 3. Conditions to Effectiveness of This Fourth Amendment.
     Section 3.1. This Fourth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
     (a) executed counterparts of this Fourth Amendment, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;
     (b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;
     (c) each Noteholder shall have received an amendment fee in an amount equal to .25% (25 basis points) of the outstanding principal amount of the Notes held by it (to be paid in the same manner and to the same account as amounts payable in respect of the Notes);
     (d) the Noteholders shall have received evidence satisfactory to them that the Bank Loan Agreement and the January 8, 2003 Note Purchase Agreement, providing for the issuance of $50,000,000 in principal amount of the Company’s 5.52% Senior Notes, have been amended to provide for substantially the same changes as those set forth above; and
     (e) the Noteholders shall have received such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Noteholders.
Upon satisfaction of the foregoing conditions, this Fourth Amendment shall become effective.
Section 4. Miscellaneous.
     Section 4.1. This Fourth Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Fourth Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Agreement without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.
     Section 4.3. The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 4.4. This Fourth Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
     Section 4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
[Signature Page Follows]

National Consumer Cooperative Bank

By:
Name: Richard L. Reed
Title: Managing Director and Chief Financial Officer
Accepted and Agreed to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By
Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

TIME INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President